UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	32-0174431
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.250% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191157

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

BlackRock, Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated April 28, 2015 (the “Prospectus Supplement”) to a prospectus dated September 13, 2013 (the “Prospectus”), relating to securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form S-3 (File No. 333-191157), which was filed with the SEC on September 13, 2013.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant registers hereunder €700,000,000 aggregate principal amount of 1.250% Notes due 2025 (the “Notes”) issued by the Registrant. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Prospectus dated September 13, 2013 (Registration No. 333-191157), as supplemented by the information under the heading “Description of the Notes” in the Registrant’s related Prospectus Supplement, dated April 28, 2015, filed by the Registrant with the SEC on April 28, 2015. Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 17, 2007, between BlackRock, Inc., as issuer, and The Bank of New York Mellon (formerly known as the The Bank of New York), as trustee (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.2	Form of Note for the 1.250% Notes due 2025 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2015).

4.3

Officers’ Certificate, dated May 6, 2015, for the 1.250% Notes due 2025 issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 6, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015

BlackRock, Inc.
(Registrant)

By:	/s/ Gary S. Shedlin
Name:	Gary S. Shedlin
Title	Senior Managing Director and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of September 17, 2007, between BlackRock, Inc., as issuer, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.2	Form of Note for the 1.250% Notes due 2025 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2015).

4.3

Officers’ Certificate, dated May 6, 2015, for the 1.250% Notes due 2025 issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 6, 2015).